UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 17, 2010

VALENCE TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-20028 (Commission File Number)	77-0214673 (IRS Employer Identification Number)

12303 Technology Boulevard, Suite 950 Austin, Texas 78727 (Address of principal executive offices)

(512) 527-2900 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 17, 2010, Valence Technology, Inc. (the “Company”) announced the appointment of Randall J. Adleman as Vice President of Sales and Marketing, effective March 1, 2010.

Prior to joining the Company, Mr. Adleman, 52, served as the principal and founder of Fords Barron Advisership, a corporate consultancy focused on senior leadership challenges within the power quality and energy industries, from 2007 to 2010.  Mr. Adleman served as senior vice president of sales and implementation services for Misys Healthcare Systems (NASDAQ: MDRX) from 2003 to 2006.  Prior to that Mr. Adleman served as president of energy systems and vice president of global sales and service of energy systems for Ingersoll-Rand Company Limited (NASDAQ:  IR) and in numerous senior leadership roles with Invensys Power Systems (NASDAQ:  IVNYY).  Mr. Adleman earned a Bachelor of Arts in Political Science from Colgate University and a Masters of Business Administration in Marketing from Fairleigh Dickinson University.

The Company and Mr. Adleman entered into an employment letter agreement specifying certain matters regarding his employment, effective March 1, 2010.  Mr. Adleman will receive an annual salary of $175,000.  In addition, Mr. Adleman will be eligible for consideration of an annual bonus of 55% of his annual salary, which may be awarded quarterly based on plan and targeted revenue growth, and up to 71.4% of his annual salary at 125% of such plan.  Any bonus will be at the discretion of the Company.  As an inducement to his employment, Mr. Adleman will be granted stock options to purchase 200,000 shares of the Company’s common stock with an exercise price equal to the closing price of the Company’s common stock on the NASDAQ Capital Market on the effective date of the grant, which is expected to be Monday, March 1, 2010, Mr. Adleman’s first date of employment.  The options will vest over a three year period, with 33% of the options vesting on the one year anniversary of his commencement of employment and the remaining options vesting in equal installments quarterly over the next twenty-four months.  In the event that Mr. Adleman is terminated for other than Good Cause (as defined in the employment letter agreement), he will be entitled to four months’ salary, payable as of the date of termination.

The summary of the terms of the employment agreement with Mr. Adleman is qualified in its entirety by the text of the agreement, a copy of which is attached to this Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 7.01.                      Regulation FD Disclosure

On February 17, 2010, the Company issued a press release titled “Valence Technology Names Randall J. Adleman Vice President of Sales & Marketing,” a copy of which is attached hereto as Exhibit 99.1.

In accordance with General Instruction B.2 of Form 8-K, the information contained in this Item 7.01, including the exhibit attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference into any filing under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.                      Financial Statements and Exhibits.

(d)	Exhibits

	Exhibit 10.1	Employment Letter Agreement by and between Valence Technology, Inc. and Randall J. Adleman.

	Exhibit 99.1	Press Release, dated February 17, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALENCE TECHNOLOGY, INC.

Dated: February 17, 2010	By:	/s/ Roger Williams
Roger Williams Vice President, General Counsel and Assistant Secretary

EXHIBIT INDEX

Exhibit 10.1                      Employment Letter Agreement by and between Valence Technology, Inc. and Randall J. Adleman.

Exhibit 99.1                      Press Release, dated February 17, 2010.